Exhibit 23.4

December 9, 2020

Boards of Directors

Marathon MHC

Marathon Bancorp, Inc.

Marathon Bank

500 Scott Street

Wausau, Wisconsin 54403

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We hereby consent to the use of our firm’s name in the Notice of Intent to Convert of Marathon Bank, and any amendments thereto, to be filed with the Federal Deposit Insurance Corporation. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Marathon Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

/s/ RP® FINANCIAL, LC.

1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com